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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-51495) and related Prospectus of CyberCash, Inc. for the registration of 2,300,000 shares of its common stock and to the incorporation by reference therein of our report dated March 13, 1998, except for Note 13, as to which the date is March 16, 1998, with respect to the consolidated financial statements of CyberCash, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                            /s/Ernst & Young LLP


Vienna, Virginia
May 26, 1998